                                                                   EXHIBIT 10.22


To:    Compensation Committee
From:  Dick Kertson
Date:  February 3, 1999
Re:    Proposed Financial Criteria--1999 Management Incentive
       Bonus Plan

The general structure of the Plan and the financial performance criteria employed remain generally unchanged from recent years. The cash bonus payout is expressed as a percentage of annual salary and is a function of Salary Grade and the financial performance level achieved. Financial performance is measured by profitability (Net Income at the total Company level and Operating Income at the Division level) and return on investment (Economic Value Added or "EVA" at both the total Company and Division level). To earn the bonus points associated with a given level of financial performance, both the minimum profit and return on
                                        ----
investment associated with that level must be achieved.

In 1998, achieving the Annual Financial Plan equated to 9 Bonus Points on a scale of 2-15 for all Divisions and the total Company. Reflecting the disparate performance among Divisions and the overall Company shortfall to Plan, only the Drilling Systems Division was above Plan, realizing 14 Bonus Points. The Varco BJ Oil Tools Division was at the 6 point level and the total Company's performance was at 5 points. Neither the MD/Totco, Shaffer, or Rigtech Divisons reached the minimum financial performance necessary to qualify for a bonus.

A summary of the key elements of the proposed 1999 Management Incentive Bonus Plan follows:

 . Achieving the "Financial Plan" (the Original Annual Financial Plan as revised in the January quarterly update) would result in 7 Bonus Points for the total Company, on a scale of 2-15. The Drilling Systems and Oil Tools Divisions would each realize 10 points for reaching the Financial Plan; and M/D Totco, Shaffer and Rigtech would each achieve 6 points at their Financial Plan performance. The disparity between target points reflects the fact that the 1999 Financial Plan for Drilling Systems and Oil Tools is at or above 1997 performance, and for the other three Divisions and the total Company the planned 1999 performance is below that of 1997.

 . The bonus percentages (bonus/salary ratio) associated with each Bonus Point level have been revised for all Salary Grades. The ratio which equates to the 75th percentile in the salary survey data is set at 11 Bonus Points; the average ratio is set at 7 Bonus Points..


In addition to the cash bonus, it is proposed that each participant in the Plan be once again eligible for a Stock Bonus, based on total Company performance.
As has been the case for several years, the Stock Bonus would be paid in Varco stock having a value equal to 1/3 of the bonus amount due a participant based on his/her Salary Grade and the total Company financial performance level achieved.

For Division Presidents, 25% of the cash bonus amount is based upon the points attributable to total Company performance.

Again in 1998 we propose that Corporate Officers have the opportunity to increase their cash bonus by 50%, or decrease it by 33%, depending on the performance of Varco Stock relative to a group of 9 peer companies. Specifically, if the year-to-year increase in the price of Varco Stock (as measured by the average of the last 5 trading days of 1999 divided by the average for the last 5 trading days of 1998) is among the top 3 of 10 companies, Corporate Officers' cash bonuses would be increased by 50%; if Varco's Stock price increase is among the bottom 3 of the group such bonuses would be reduced by 33%. (Note that this element of the Plan comes into play only during stock price appreciation). We believe that this aspect of the bonus program achieved its objective of focusing increased attention on stock price performance.

The peer group would include: Baker Hughes, Halliburton, Schlumberger, Smith International, Cooper Cameron, Tuboscope Vetco, National Oilwell, Weatherford International, and IRI.

NOTE--9 points = 1997
Actual

BONUS POINTS =               2         3         4         5         6         7         8
                       ---------------------------------------------------------------------
E.P.S.                    $ 0.45    $ 0.50    $ 0.55    $ 0.60    $ 0.65    $ 0.70    $ 0.75
   NET INCOME               30.2      33.5      36.9      40.2      43.6      52.8      50.3
   AVERAGE INVESTMENT      283.3     286.8     290.3     293.8     297.3     300.8     297.3
   NET INCOME R.O.I.       10.6%     11.7%     12.7%     13.7%     14.6%     17.6%     16.9%
  EVA                     $  3.0    $  5.6    $  8.4    $ 11.1    $ 14.0    $ 10.2    $ 19.8
DRILLING SYSTEMS:
   REVENUE                 135.2     139.5     143.7     148.0     152.2     156.5     160.7
   OPERATING INCOME         24.5      26.1      27.6      29.2      30.8      32.4      33.9
   AVERAGE NET ASSETS       52.6      53.6      54.7      55.7      56.8      57.9      58.9
   EVA                    $  5.1    $  5.9    $  6.8    $  7.6    $  8.5    $  9.4    $ 10.2
OIL TOOLS:
   REVENUE                  57.4      59.2      61.0      62.8      64.6      66.4      68.2
   OPERATING INCOME         11.3      12.0      12.7      13.3      14.0      14.7      15.3
   AVERAGE NET ASSETS       30.8      31.3      31.7      32.2      32.6      33.1      33.5
  EVA                     $  2.8    $  3.2    $  3.5    $  3.8    $  4.2    $  4.6    $  5.0
M/D TOTCO:
   REVENUE                  73.8      76.1      78.4      80.7      83.0      85.4      87.7
   OPERATING INCOME         13.4      14.3      15.1      16.0      16.8      17.7      18.5
   AVERAGE NET ASSETS       37.9      38.5      39.1      39.7      40.3      40.8      41.4
  EVA                      ($0.3)   $  0.1    $  0.6    $  1.0    $  1.5    $  2.0    $  2.5
                             2         3         4         5         6         7         8
--------------------------------------------------------------------------------------------
SHAFFER:
   REVENUE                 168.0     173.3     178.6     183.9     189.2     194.4     199.7
   OPERATING INCOME         13.4      15.4      17.3      19.3      21.2      23.2      25.1
   AVERAGE NET ASSETS       75.8      77.1      78.4      79.7      81.0      82.4      83.7
  EVA                      ($1.9)    ($0.9)   $  0.2    $  1.2    $  2.3    $  3.4    $  4.5
RIGTECH
   REVENUE                  11.1      11.4      11.8      12.1      12.5      12.8      13.2
   OPERATING INCOME         -0.1       0.0       0.2       0.3       0.4       0.5       0.7
   AVERAGE NET ASSETS        7.4       7.5       7.6       7.7       7.7       7.8       7.9
 EVA                       ($1.7)    ($1.7)    ($1.7)    ($1.6)    ($1.5)    ($1.5)    ($1.4)

GRADE LEVEL                    2         3         4         5         6         7         8
-------------------------------------------------------------------------------------------------

BONUS POINTS =                     9        10        11        12        13        14        15
                                ------------------------------------------------------------------
E.P.S.                          $ 0.80    $ 0.85    $ 0.90    $ 0.95    $ 1.00    $ 1.10    $ 1.20
   NET INCOME                     53.6      57.0      60.3      63.7      67.0      73.7      80.4
   AVERAGE INVESTMENT            300.8     309.8     318.8     327.8     345.8     363.8     390.8
   NET INCOME R.O.I.             17.8%     18.4%     18.9%     19.4%     19.4%     20.3%     20.6%
  EVA                           $ 10.2    $ 25.7    $ 28.8    $ 31.8    $ 37.3    $ 42.9    $ 50.7
DRILLING SYSTEMS:
   REVENUE                       165.0     171.1     177.1     183.2     195.4     207.5     225.7
   OPERATING INCOME               35.5      37.0      38.5      40.1      43.1      46.1      50.7
   AVERAGE NET ASSETS             60.0      61.8      63.6      65.5      69.1      72.8      78.2
   EVA                          $ 11.1    $ 12.0    $ 12.8    $ 13.7    $ 15.4    $ 17.1    $ 19.6
OIL TOOLS:
   REVENUE                        70.0      72.6      75.2      77.7      82.9      88.0      95.8
   OPERATING INCOME               16.0      16.6      17.3      17.9      19.2      20.5      22.4
   AVERAGE NET ASSETS             34.0      34.8      35.5      36.5      38.4      40.4      43.3
  EVA                           $  5.3    $  5.8    $  6.3    $  6.7    $  7.5    $  8.2    $  9.3
M/D TOTCO:
   REVENUE                        90.0      93.3      96.6      99.9     106.6     113.2     123.1
   OPERATING INCOME               19.4      20.2      21.1      21.9      23.5      25.2      27.7
   AVERAGE NET ASSETS             42.0      43.2      44.3      45.5      47.8      50.1      53.6
  EVA                           $  3.0    $  3.6    $  4.3    $  4.9    $  6.0    $  7.0    $  8.4
                                   9        10        11        12        13        14        15
--------------------------------------------------------------------------------------------------
SHAFFER:
   REVENUE                       205.0     212.5     220.1     227.6     242.7     257.8     280.4
   OPERATING INCOME               27.1      29.0      30.9      32.8      36.5      40.3      46.0
   AVERAGE NET ASSETS             85.0      88.4      91.8      95.2     102.0     108.8     118.9
  EVA                           $  5.6    $  6.5    $  7.5    $  8.4    $ 10.2    $ 12.1    $ 14.7
RIGTECH
   REVENUE                        13.5      14.0      14.5      15.0      16.0      17.0      18.5
   OPERATING INCOME                0.8       0.9       1.0       1.2       1.4       1.7       2.0
   AVERAGE NET ASSETS              8.0       8.1       8.3       8.4       8.7       9.0       9.5
 EVA                             ($1.3)    ($1.2)    ($1.1)    ($0.9)    ($0.7)    ($0.6)    ($0.3)

GRADE LEVEL                          9        10        11        12        13        14        15
---------------------------------------------------------------------------------------------------

EXEC                          30%       36%       42%       48%       54%       60%       65%
16                            23%       27%       32%       36%       41%       45%       48%
15                            21%       25%       29%       33%       37%       42%       45%
14                            18%       21%       24%       28%       32%       36%       38%
13                            14%       16%       19%       22%       25%       28%       30%
12                            11%       13%       15%       17%       19%       21%       22%
10/11                          8%        9%       10%       12%       14%       16%       17%

EXEC                           70%       75%       80%       85%       90%       95%      100%
16                             52%       56%       60%       64%       67%       70%       73%
15                             48%       51%       55%       59%       62%       65%       68%
14                             40%       43%       46%       49%       52%       55%       58%
13                             32%       35%       38%       41%       44%       47%       50%
12                             24%       26%       28%       30%       32%       34%       36%
10/11                          18%       19%       21%       22%       24%       26%       28%
